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                                                                     EXHIBIT 2.3

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of November 29, 1999, by and among The TriZetto Group, Inc., a Delaware corporation ("TriZetto"), and the holders of TriZetto's Common Stock listed on Schedule A hereto (collectively, the "Holders" and individually, a "Holder").

                                    RECITALS

        WHEREAS, TriZetto, Novalis Corporation, a Delaware corporation ("Novalis"), and the Securityholders of Novalis, entered into a Stock Purchase Agreement on November 29, 1999 (the "Stock Purchase Agreement"), pursuant to which the Securityholders of Novalis were issued shares of TriZetto's Common Stock;

        WHEREAS, it is a condition precedent to the obligations of the Securityholders of Novalis under the Stock Purchase Agreement that TriZetto enter into a Registration Rights Agreement in the form of this Agreement with TriZetto; and TriZetto understands and acknowledges that this Agreement is a material inducement to the Securityholders of Novalis upon which they are relying in consummating the transactions contemplated by the Stock Purchase Agreement;

        WHEREAS, in connection with TriZetto's previous issuance of an aggregate of 4,545,454 shares of Series A Preferred Stock and 1,730,770 shares of Series B Preferred Stock, TriZetto entered into a First Amended and Restated Investor Rights Agreement dated April 9, 1999 (the "Investor Rights Agreement"), pursuant to which the purchasers of preferred stock (the "Venture Capitalists") were granted certain registration rights;

        WHEREAS, the Venture Capitalists continue to have registration rights relating to the 6,276,224 shares of TriZetto common stock which were issued upon the conversion of all issued and outstanding shares of preferred stock on October 14, 1999; and

        WHEREAS, the Holders acknowledge that the Venture Capitalists have preferential rights over the Holders.

        NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, TriZetto and the Holders hereby agree as follows:

        1. REGISTRATION RIGHTS. TriZetto hereby grants to each of the Holders the registration rights set forth in this Section 1, with respect to the Registrable Securities (as hereinafter defined) owned by the Holders. TriZetto and the Holders agree that the registration rights provided herein set forth the sole and entire agreement on the subject matter between TriZetto and the Holders.

           1.1 DEFINITIONS. AS USED IN THIS SECTION 1:

               1.1.1 The terms "register", "registered", and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.


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               1.1.2 The term "Registrable Securities" means (i) the shares of
Common Stock of TriZetto issued pursuant to the Stock Purchase Agreement or (ii) any Common Stock of TriZetto issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities. In the event of any recapitalization by TriZetto, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased.

           1.2 TRIZETTO REGISTRATION.

               1.2.1 If at any time or from time to time TriZetto shall determine to register any of its securities, either for its own account or the account of security holders (including the Holders), other than a registration relating solely to employee benefit plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration pursuant to Section 1.8 hereof, TriZetto will:

                     (a) promptly give to each of the Holders written notice thereof (which shall include a list of the jurisdictions in which TriZetto intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                     (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from TriZetto, or by any of the Holders.

           1.3 UNDERWRITING. If the registration of which TriZetto gives notice is for a registered public offering involving an underwriting, TriZetto shall so advise each of the Holders as a part of the written notice given pursuant to
Section 1.2.1(a). In such event, the right of any of the Holders to registration pursuant to this Section 1.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. Each of the Holders proposing to distribute their securities through such underwriting shall, together with TriZetto and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by TriZetto. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this paragraph. In such event, TriZetto shall so advise the holders of TriZetto's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: (1) to the Venture Capitalists who hold shares of TriZetto common stock which was issued upon conversion of Series A Preferred Stock and Series B Preferred Stock;
(2) if permitted by the underwriters, to the Holders of Registrable Securities hereunder; provided however, that if a limitation on the number of shares is required, the number of Registrable Securities that may be included pursuant to this Section 1.3 shall be allocated to the Holders with respect to their Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Holder at the time of filing the Registration Statement; and (3) if permitted by the underwriters, to other stockholders who have been requested to be included in such


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registration. For purposes of any underwriter cutback, all Registrable
Securities held by a Holder which is a partnership or corporation shall also include any Registrable Securities held by the partners, retired partners, stockholders or affiliated entities of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such Holder and other persons shall be deemed to be a single "Selling Holder", and any pro rata reduction with respect to such "Selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Holder", as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to TriZetto and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

            1.4 EXPENSES OF REGISTRATION. All registrations effected pursuant to Sections 1.2 and 1.8, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for TriZetto and of one special counsel for the Holders, and expenses of any special audits incidental to or required by such registration, shall be borne by TriZetto; provided, however, that TriZetto shall not be required to pay stock transfer taxes, underwriters' discounts or commissions relating to Registrable Securities.

            1.5 OBLIGATIONS OF TRIZETTO. Whenever required under this Section 1 to effect the registration of any Registrable Securities, TriZetto shall, as expeditiously as reasonably possible:

                1.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its diligent best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety 90 days or until the Holders have completed the distribution relating thereto, provided however, that (i) such 90 day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of TriZetto; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(A)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") in the registration statement.

                1.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                1.5.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such


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other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                1.5.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that TriZetto shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                1.5.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each of the Holders participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                1.5.6 Notify each of the Holders covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                1.5.7 Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by TriZetto are then listed.

                1.5.8 Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                1.5.9 Furnish, at the request of any of the Holders, if requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing TriZetto for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder, if requesting registration of Registrable Securities, and (ii) to the extent permitted under the rules of the AICPA, a letter, dated such date, from the independent accountants of TriZetto, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Holder, if requesting registration of Registrable Securities.

            1.6 INDEMNIFICATION.

                1.6.1 TriZetto will, and does hereby undertake to, indemnify and hold harmless each Holder and each of such Holder's officers, directors, partners and agents, and each person controlling such Holder, with respect to any registration, qualification, or compliance effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject


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under the 1933 Act, the 1934 Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any violation or alleged violation by TriZetto of any federal, state or common law rule or regulation applicable to TriZetto in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Holder, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that TriZetto will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to TriZetto by an instrument duly executed by any of the Holders or underwriter and stated to be specifically for use therein.

                1.6.2 Each Holder will, if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, or compliance, severally and not jointly, indemnify TriZetto, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling TriZetto, each underwriter, if any, and, each person who controls any underwriter, of TriZetto's securities covered by such a Registration Statement, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, TriZetto, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to TriZetto by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of each such Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. In no event will any Holder be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution obligations on the part of such Holder greater than such Holder's obligations under this Section 1.6.

                1.6.3 Each party entitled to indemnification under this Section
1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this


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Section 1, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

            1.7 INFORMATION BY THE HOLDER. If any Holder includes Registrable Securities in any registration, such Holder shall furnish to TriZetto such information regarding such Holder, and the distribution proposed by such Holder, as TriZetto may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

            1.8 SPECIAL DEMAND REGISTRATIONS. TriZetto shall use its commercially reasonable best efforts to qualify for registration on Form S-3 on or about October 8, 2000 or, if Form S-3 is not available, then on Form S-1 or such other available form, subject to the availability of audited consolidated financial statements of Novalis and the Novalis Subsidiaries. Without any request necessary from the Holders, TriZetto shall file such registration statement covering all shares of Registrable Securities on or before October 8, 2000. TriZetto shall use its commercially reasonable best efforts to have such registration statement declared effective prior to the one-year anniversary of the date hereof. After TriZetto has qualified for the use of Form S-3, the Holders shall have the right to request three additional registrations on Form S-3 under this Section 1.8. Subject to the foregoing, TriZetto will use its commercially reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3, Form S-1, or such other available form, as the case may be, to the extent request by Holders thereof for purposes of disposition; provided, however, that TriZetto shall not be obligated to effect any such registration (i) if the Holders propose to sell Registrable Securities and such other securities, if any, at an aggregate price to the public of less than $250,000, or (ii) more than once during any six month period; or (iii) within 90 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of TriZetto's securities for its own account (other than a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or registration relating solely to employee benefit plans.

            1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.10 RULE 144 REPORTING. With a view to making available to the Holders, the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, TriZetto agrees to use its best efforts to:

                 1.10.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times commencing 90 days after the effective date of the first registration filed by TriZetto for an offering of its securities to the general public;

                 1.10.2 File with the SEC, in a timely manner, all reports and other documents required of TriZetto under the 1933 Act and 1934 Act; and

                 1.10.3 So long as a Holder owns any Registrable Securities, furnish to such


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Holder upon request: a written statement by TriZetto as to its compliance with the reporting requirements of Rule 144 and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of TriZetto; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

            1.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of TriZetto and the Holders owning 50% of the Registrable Securities owned by all Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future holder of Registrable Securities, and TriZetto.

            1.12 EXPIRATION OF RIGHTS. The obligations of TriZetto to register any Holders' Registrable Securities shall expire on the earlier of (a) the two year anniversary date of this Agreement and (b) such date when all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members, securityholders and former securityholders, and other holders (or former holders)) of an ownership interest, may be sold under SEC Rule 144 during any 90 day period.

            1.13 MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that during the 180-day period following the effective date of a registration statement of shares of TriZetto's Common Stock filed under the 1933 Act, he shall not, to the extent requested by TriZetto and any underwriter, sell or otherwise transfer or dispose of (other than to donors, or as part of a liquidation distribution to parties, who agree to be similarly bound) any Common Stock of TriZetto held by him at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, Trizetto may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         2. MISCELLANEOUS.

            2.1 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

         IF TO TRIZETTO TO:

               The TriZetto Group, Inc.
               567 San Nicolas Drive, Suite 360
               Newport Beach, California 92660


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               Attention: Jeffrey H. Margolis

               WITH A COPY TO (which shall not constitute notice):

               Stradling Yocca Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California 92660
               Attention:  K.C. Schaaf, Esq.

         IF TO THE HOLDERS, TO:

               The address set forth on Exhibit A attached hereto.

               WITH A COPY TO (which shall not constitute notice):

               Hogan & Hartson, L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, D.C. 20004
               Attn:  Robert J. Waldman, Esq.

            2.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            2.3 WAIVER. At any time prior to the expiration of this Agreement pursuant to Section 1.12, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            2.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            2.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            2.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in an acceptable manner, to the


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end that transactions contemplated hereby are fulfilled to the extent possible.

            2.7 ENTIRE AGREEMENT. Except as otherwise set forth in the Purchase Agreement, this Agreement (and the schedules and exhibits attached hereto) constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

            2.8 PARTIES IN INTEREST; TRANSFER OF REGISTRATION RIGHTS. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The rights of the Holders contained in Sections 1.2 and 1.8 hereof, to cause TriZetto to register the Registrable Shares, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder" for purposes of Section 1; provided that (a) such transferee or assignee receives such securities as a partner, member, securityholder or other holder of an ownership interest in connection with partnership, L.L.C., corporate or other entity distributions of a Holder, and (b) TriZetto is given written notice by such Holder at the time of, or within a reasonable time after, said transfer stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

            2.9 GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Delaware as applied to contracts that are executed and performed in Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

            2.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

            2.11 GENDER. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities.

            2.12 REFERENCES. Any references to forms or schedules governed by the 1933 Act or 1934 Act means such forms or schedules under the 1933 Act and 1934 Act as in effect on the date hereof or any successor forms or schedules subsequently adopted by the SEC.

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            IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

Address:                              THE TRIZETTO GROUP, INC.

567 San Nicholas Drive
Newport Beach, CA  92660

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

                                       HOLDERS:

                                           ABS CAPITAL PARTNERS, L.P.

                                           By: ABS Partners, L.P.,
                                               its General Partner

                                           By:
                                              ----------------------------------
                                           Name: Frederick L. Bryant
                                           Title: General Partner

                                       BANCBOSTON INVESTMENTS INC.

                                       By:
                                          --------------------------------------
                                       Name:Marcia T. Bates
                                       Title: Vice President

                                       ST. PAUL FIRE AND MARINE INSURANCE
                                       COMPANY

                                       By:
                                          --------------------------------------
                                       Name: Everett V. Cox
                                       Title: Authorized Representative

                                       ST. PAUL VENTURE CAPITAL V, L.L.C.`

                                       By:
                                          --------------------------------------
                                       Name: Everett V. Cox
                                       Title:
                                             -----------------------------------

                                       EDISON VENTURE FUND III, L.P.

                                       By:  Edison Partners III, L.P.,
                                            its General Partner

                                           By:
                                              ----------------------------------
                                           Name:  Gustav H. Koven
                                           Title:    General Partner

                                       GALEN EMPLOYEE FUND, L.P.

                                       By:
                                          ------------------------------------
                                       Name:Bruce F. Wesson
                                       Title:    General Partner

                                       GALEN PARTNERS II, L.P.

                                       By: GWW Partners, L.P.,
                                           its General Partner

                                           By:
                                              ----------------------------------
                                           Name:  Bruce F. Wesson
                                           Title:    General Partner

                                       GALEN PARTNERS INTERNATIONAL II, L.P.

                                       By: GWW Partners, L.P.,
                                           its General Partner

                                           By:
                                              ----------------------------------
                                           Name:  Bruce F. Wesson
                                           Title:    General Partner

                                   SCHEDULE A

                             HOLDERS OF COMMON STOCK

[Omitted pursuant to Item 601 of Regulation S-K - information is not material to an investment decision]